Exhibit 10.2
[William H. Rogers, Jr. Letterhead]

April 14, 2022

Board of Directors
Truist Financial Corporation
214 North Tryon Street
Charlotte, North Carolina 28202
Attn: Thomas E. Skains, Independent Lead Director

To the Board of Directors,
Reference is made to the employment agreement made and entered into as of February 7, 2019, by and among BB&T CORPORATION, a North Carolina corporation, BRANCH BANKING AND TRUST COMPANY, a North Carolina chartered commercial bank, and me (the “Employment Agreement), and the bylaws of Truist Financial Corporation (“Truist”), as amended and restated, effective December 14, 2021 (the “Bylaws”).

Pursuant to Section 3.3 of the Employment Agreement and notwithstanding anything to the contrary in the Employment Agreement or the Bylaws, I hereby waive my right to serve as Chairman of the Boards of Directors of Truist Bank through the remainder of the Employment Term (as defined in the Employment Agreement), effective immediately. This waiver is knowing and voluntary, and any resulting change in my Board title and position shall not constitute a basis for a Good Reason Termination (as defined in the Employment Agreement).

Yours truly,

/s/ William H. Rogers, Jr.